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PROXY
IDAHO TECHNICAL, INC.
                              MEETING OF SHAREHOLDERS
                                 January 10, 2000

    The undersigned shareholder(s) hereby appoints David Miller, Secretary of the Corporation to represent and to vote the stock of the undersigned at the Meeting of its stockholders to be held on January 24, 2000 and any adjournments thereof.


THE BOARD OF DIRECTORS RECOMMENDS VOTE FOR THE PROPOSAL.


1. VOTED   FOR [ ]     AGAINST [ ]        the proposal to change the State of

Incorporation from Idaho to Nevada


2. VOTED   FOR [ ]     AGAINST [ ]_   such matters as may properly come before

the Meeting or any adjournment thereof.


THE PROXY WILL VOTE YOUR SHARES IN ACCORDANCE WITH YOUR DIRECTIONS ON THIS CARD. IF YOU DO NOT INDICATE YOUR CHOICES ON THIS CARD, THE PROXIES WILL VOTE YOUR SHARES FOR THE PROPOSALS ON THE REVERSE SIDE.

PLEASE VOTE, DATE, AND SIGN. RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

MARK THIS BOX IF AN ADDRESS CHANGE OR COMMENT HAS BEEN NOTED ON THE REVERSE SIDE OF THIS CARD. [ ]


NAME:______________________________


NUMBER OF SHARES:__________________

                                       NOTE: Please sign as name appears.
                                             Joint owners should each sign.

                                             Dated:                     , 2000
                                                    --------------------


                                             ----------------------------------
                                                 Signature of Shareholder


                                             ----------------------------------
                                                    Co-Owners sign here
                                            WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                            ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                             PLEASE GIVE FULL TITLE AS SUCH.

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